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                                                                    EXHIBIT 21.1

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SUBSIDIARIES OF METAMOR WORLDWIDE, INC.           JURISDICTION OF INCORPORATION
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
Applied Integration Services, Inc.                           Delaware
Caso Consulting GmbH, Hallbergmoos                           Germany
Caso Consulting North America Corp                           Delaware
Caso Systemberatung GmbH i. Gr., Baden-Baden                 Germany
CompuCorps Resources, Inc.                                   New York
COMSYS Resources, Inc.                                       Nevada
COMSYS Technical Services, Inc.                              Delaware
CORESTAFF Mauritius, Limited                                 Mauritius
CORESTAFF Mauritius, Limited II                              Mauritius
CORESTAFF Overseas B.V.                                      Netherlands
DDS Europe Ltd.                                              UK
Deltam Systems, Inc.                                         California
Dynamic Data Solutions, Inc.                                 Texas
Dynamic Resources, Inc.                                      Florida
Hermann Systemberatung GmbH                                  Germany
Kunze & Meilhammer Systemberatung GmbH                       Germany
LCT, Inc.                                                    Virginia
LePro, Inc.                                                  California
Metamor Acquisition Sub #18, Inc.                            Delaware
Metamor Acquisition Sub #19, Inc.                            Delaware
Metamor Canada, Inc.                                         Ontario
Metamor Consulting Solutions, Inc.                           Delaware
Metamor Consulting Solutions (UK) Limited                    United Kingdom
Metamor Documentation Solutions, Inc.                        Delaware
Metamor Enterprise Operations, Inc.                          Delaware
Metamor Enterprise Solutions, Inc.                           Delaware
Metamor Global Solutions, Incorporated                       California
Metamor Global Solutions, Ltd.                               India
Metamor Holdings (Germany), GmbH                             Germany
Metamor Industry Solutions, Inc.                             Delaware
Metamor Information Technology Services, Inc.                Delaware
Metamor Information Technology Services (UK) Limited         United Kingdom
Metamor International Holdings, Inc.                         Delaware
Metamor Software Solutions, Inc.                             New York
Metamor Solutions, Inc.                                      Delaware
Metamor Solutions Resources, Inc.                            Nevada
Metamor Technologies, Ltd.                                   Illinois
   (d/b/a Metamor Technologies, Ltd., Inc.;
    New Technology Partners Consulting)
Metamor Worldwide Management, Inc.                           Delaware
MicroCrafts, Inc.                                            Delaware
NDC Group, Inc.                                              Delaware
PAI Consulting GmbH                                          Germany
R.P. Accord Systems, Inc.                                    California
Sage IT Partners, Inc.                                       California
Sage IT Partners (Australia), Ltd.                           Australia
Systemberatung Annemarie Mehl GmbH                           Germany
TAI, Co.                                                     California
Technology and Process Consulting, Inc.                      Delaware
The Windward Group, Inc.                                     Delaware
Turning Point Software, Incorporated                         Massachusetts
Virtual Solutions, Inc.                                      Texas
    (d/b/a Texas Virtual Solutions, Inc.; VSIIT, Inc.)
Visual Services International, Inc.                          Delaware
Weiss Systemberatung GmbH                                    Germany
Workgroup Productivity Corporation                           Illinois
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